UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2012

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2012, Amgen Inc. (the “Company”), through its wholly-owned subsidiary organized and existing under the laws of the Republic of Turkey, entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with certain shareholders (the “MN Sellers”) of Mustafa Nevzat İlaç Sanayii Anonim Şirketi, a joint stock company organized and existing under the laws of the Republic of Turkey (“Mustafa Nevzat”) and each of the shareholders (the “Sihhat Sellers”) of Sihhat Dağitim Pazarlama AŞ., a joint stock company organized and existing under the laws of the Republic of Turkey (“Sihhat”). The MN Sellers collectively hold approximately 93.1 percent of the issued share capital of Mustafa Nevzat and Sihhat holds approximately 2.5 percent of the issued share capital of Mustafa Nevzat.

Pursuant to the Share Purchase Agreement, the Company will acquire approximately 95.6 percent of the issued share capital of Mustafa Nevzat by acquiring all of the shares of Mustafa Nevzat held by the MN Sellers and all of issued share capital of Sihhat from the Sihhat Sellers for an aggregate purchase price that values Mustafa Nevzat at approximately US $700 million, subject to adjustment as set forth in the Share Purchase Agreement (the “Transaction”). The Share Purchase Agreement also permits the remaining minority shareholders of Mustafa Nevzat to “opt-in” to the Share Purchase Agreement and to sell their shares to the Company on the terms and conditions stated therein on or before consummation of the Transaction.

The Share Purchase Agreement also contains other customary provisions, including warranties, covenants and termination rights. Consummation of the Transaction is expected to occur following the satisfaction of various customary closing conditions, including, among other things, receipt of approval from the Turkish Competition Authority.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated by reference herein. The Company issued a press release on April 25, 2012 announcing the execution of the Share Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Company noted that its 2012 financial guidance provided on April 24, 2012 does not take into account the Transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Share Purchase Agreement, dated as of April 24, 2012, by and among Amgen İlaç Ticaret Limited Şirketi, Amgen Worldwide Holdings B.V., the MN Sellers and the Sihhat Sellers. The registrant has omitted from Exhibit 2.1 certain schedules pursuant to Item 601(b)(2) of Regulation S-K, and agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press Release dated April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: April 27, 2012	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

2.1	Share Purchase Agreement, dated as of April 24, 2012, by and among Amgen İlaç Ticaret Limited Şirketi, Amgen Worldwide Holdings B.V., the MN Sellers and the Sihhat Sellers. The registrant has omitted from Exhibit 2.1 certain schedules pursuant to Item 601(b)(2) of Regulation S-K, and agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

99.1	Press release dated April 25, 2012.